Exhibit 99.1

FANSTEEL INC.- PROGRESS IN FANSTEEL REORGANIZATION

NORTH CHICAGO, ILLINOIS - October 8, 2003 -- Fansteel Inc. ("Fansteel" or the "Company") today announced that the United States District Court for the District of Delaware, the court responsible for overseeing the Company's Chapter 11 case (the "Bankruptcy Court") entered an order on October 7, 2003 approving the sale (the "Sale Order") by the Company and its subsidiary Phoenix Aerospace Corporation of the Company's Cal Drop and Hydro Carbide divisions, certain other assets located in the Company's Lexington, Kentucky and Plantsville, Connecticut facilities and all of the assets of Phoenix Aerospace. Prior to the entry of the Sale Order, the Company entertained informal and other interests from a number of parties and conducted an auction process under the auspices of the Bankruptcy Court. The Company expects to close the sale transaction in November 2003. Four of the directors of the purchaser are also members of Fansteel's board of directors and in the aggregate, own approximately 30% of the Fansteel's stock. The relationship between the purchaser and the Company is fully described in the Company's Supplement to the Sale Motion, which was filed with the Bankruptcy Court on September 3, 2003.

In connection with the Company's reorganization, on October 1, 2003, the Company executed a definitive agreement for the sale of certain of the Company's real property and fixed assets of the Plantsville division. The contemplated sale is subject to a number of conditions, including the approval of the Bankruptcy Court of bidding procedures for an auction process, the designation of the proposed buyer as the stalking horse (with customary break-up fee protections), and the ultimate sale.

Pursuant to the amended joint plan of reorganization (the "Plan") and related amended disclosure statement filed with the Bankruptcy Court on September 18, 2003, which are also subject to Bankruptcy Court approval, a substantial portion of the cash proceeds from the sales (estimated at approximately $15 million) will be placed in escrow to fund the cash portion of distributions to general unsecured creditors under the Plan.

As previously reported, on January 15, 2002, Fansteel Inc. and its U.S. subsidiaries filed voluntary petitions for reorganization relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court in Wilmington, Delaware. The cases have been assigned to the Honorable Judge Joseph
J. Farnan, Jr. and are being jointly administered under Case Number 02-10109. The Company and its U.S. subsidiaries filed its first amended joint plan of reorganization and first amended disclosure statement on September 18, 2003. The first amended disclosure statement was approved by the Bankruptcy Court on


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September 30, 2003. A hearing to consider the confirmation of the Plan is scheduled for November 17, 2003.

For further information, contact:
Gary L. Tessitore
Chairman, President and Chief Executive Officer
Fansteel Inc.
847-689-4900

THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" AS DEFINED UNDER THE FEDERAL SECURITIES LAWS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN RISK FACTORS, INCLUDING BUT NOT LIMITED TO: (I) RISKS INHERENT IN THE COMPANY'S CHAPTER 11 PROCESS, SUCH AS THE NON-CONFIRMATION OF THE PLAN, NON-OCCURRENCE OR DELAYED OCCURRENCE OF THE PLAN'S EFFECTIVE DATE OR DELAYED DISTRIBUTION OR NON-DISTRIBUTION OF SECURITIES OR OTHER ASSETS UNDER THE PLAN; (II) THE PRELIMINARY AND UNCERTAIN NATURE OF VALUATIONS AND ESTIMATES CONTAINED IN THE PLAN; (III) THE POTENTIAL LACK OF A TRADING MARKET FOR THE SECURITIES DISTRIBUTED TO CREDITORS AND SHAREHOLDERS PURSUANT TO THE PLAN; (IV) UNCERTAINTIES CREATED BY THE LACK OF REPORTED INFORMATION FOR SECURITIES DISTRIBUTED TO CREDITORS AND SHAREHOLDERS; (V) THE COMPANY'S ABILITY TO SUCCESSFULLY CONCLUDE FINANCIAL AND OPERATIONAL REORGANIZATION OF THE COMPANY IN A CHAPTER 11 PROCESS, (VI) THE COMPANY'S ABILITY TO CONTINUE TO OPERATE IN THE ORDINARY COURSE AND MANAGE ITS RELATIONSHIPS WITH ITS CREDITORS, INCLUDING ITS LENDERS, VENDORS AND SUPPLIERS, EMPLOYEES AND CUSTOMERS GIVEN THE COMPANY'S FINANCIAL CONDITION, (VII) THE COMPANY'S ABILITY TO QUALIFY AN EXIT FACILITY, (VIII) FURTHER ADVERSE CHANGES IN GENERAL ECONOMIC CONDITIONS, (IX) INABILITY TO OBTAIN THE NECESSARY APPROVALS FOR AN AMENDED OR REVISED DECOMMISSIONING PLAN AND A DECOMMISSIONING FUNDING PLAN AND FURTHER COSTS IN DECOMMISSIONING ITS DISCONTINUED FACILITY IN MUSKOGEE, OKLAHOMA, (X) ACTS OF WAR OR ACTS OF TERRORISM, INCLUDING THE EFFECT ON THE ECONOMY GENERALLY, ON PARTICULAR INDUSTRY SEGMENTS, AND ON THE COMPANY'S ABILITY TO MANAGE LOGISTICS IN SUCH AN ENVIRONMENT, INCLUDING RECEIPT OF MATERIALS AND EQUIPMENT AND DISTRIBUTION OF PRODUCTS, (XI) THE COMPANY'S ABILITY TO EXECUTE ON ITS PLANS, AND (XII) OTHER ONE-TIME EVENTS AND OTHER IMPORTANT FACTORS DISCLOSED PREVIOUSLY AND FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. THE COMPANY IS NOT OBLIGATED TO UPDATE THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS NEWS RELEASE EXCEPT AS REQUIRED BY LAW.


THIS PRESS RELEASE, IS NOT INTENDED TO BE, NOR SHOULD IT IN ANY WAY BE CONSTRUED AS, A SOLICITATION OF VOTES ON THE PLAN. THE INFORMATION CONTAINED IN THE PLAN AND THE DISCLOSURE STATEMENT IS NOT TO BE USED FOR INVESTMENT PURPOSES. THE COMPANY AND ITS DEBTOR SUBSIDIARIES RESERVE THE RIGHT TO AMEND OR SUPPLEMENT THE PLAN AND THE DISCLOSURE STATEMENT AT A FUTURE DATE.